Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Independent Registered Public Accounting Firm” and to the use of our report dated April 16, 2009 with respect to the consolidated financial statements of John Hancock Life Insurance Company (U.S.A.) contained in the Statement of Additional Information in Pre-Effective Amendment No. 2 in the Registration Statement (Form N-6 No. 333-157212) and the related Prospectus of John Hancock Life Insurance Company (U.S.A.) Separate Account A.

/s/ Ernst & Young

Boston, Massachusetts

April 17, 2009

CONSENT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Independent Registered Public Accounting Firm” and to the use of our report dated April 14, 2009 with respect to the financial statements of John Hancock Life Insurance Company (U.S.A.) Separate Account A, which are contained in the Statement of Additional Information in Pre-Effective Amendment No. 2 in the Registration Statement [Form N-6 No. 333-157212] and related Prospectus of John Hancock Life Insurance Company (U.S.A.) Separate Account A.

Toronto, Canada, April 17, 2009	/s/ Ernst & Young LLP Chartered Accountants Licensed Public Accountants